                      CERIDIAN CORPORATION
                   SAVINGS AND INVESTMENT PLAN
                 Fourth Declaration of Amendment
Pursuant to the retained power of amendment contained in  Section
10.2 of the Ceridian Corporation Savings and Investment Plan, the undersigned hereby amends the Plan in the manner set forth below.

1.   Section 9.5 is amended as follows:

     "9.5 Earnings on Excess Contributions. (A) The amount of Fund earnings or losses with respect to the excess amount of contributions distributed to a Participant pursuant to the provisions of this article is an amount equal to the product of the total earnings or losses for the Participant's Account to which the excess contributions were added for the Plan Year, multiplied by a fraction, the numerator of which is the excess amount of contributions made on the Participant's behalf to the Account for the Plan Year, and the denominator of which is the closing balance of the Account for the Plan Year, decreased by the amount of earnings added to the Account, or increased by the amount of losses subtracted from the Account, for the Plan Year.
     (B) Contributions returned pursuant to Section 9.6(C)(3) will also include the earnings or losses attributable to such excess amount for the period between the end of the Plan Year with respect to which the determination is being made, and the date on which such excess contributions are distributed to the Participant. The earnings or losses attributable to such excess amount for such period will be an amount equal to the product of ten percent of the earnings or losses attributable to such excess amount for the Plan Year, as determined in accordance with Subsection (A), multiplied by the number of calendar months during the period for which the determination is being made, with a distribution being made on or before the fifteenth day of a month being deemed to have been made on the last day of the preceding month and a distribution being made after the fifteenth day of a month being deemed to have been made on the first day of the following month."

2.   Section 9.6(C)(3) is amended to read as follows:

     "(3) If, in spite of such reductions and as a result of reasonable error in estimating the amount of the Participant's Eligible Earnings, Pre-Tax Contributions, other elective deferrals within the meaning of Code section 402(g)(3) or Section 415 Wages for the Plan Year, the limitation would otherwise be exceeded, then, to the extent required to prevent such excess, the amount of Pre-Tax Contributions made for the Participant, together with earnings on such contributions, will be distributed to the Participant and any Matching Contributions attributable to the amount so distributed, together with earnings on such contributions, will be forfeited and applied as provided in
Section 3.2(D)."

3.   Section 4.1(D) of Exhibit D is amended to read as follows:

     "(D) A MiniData Participant whose employment terminates on or after the date of the Merger but before his or her Normal Retirement Date other than by reason of death or becoming Disabled will acquire a vested nonforfeitable interest in his or her MiniData Employer Contribution Account to the extent provided on the following schedule:

                                       Vested
               Years of Service       Interest

               Less Than Two Years        0%
               Two Years                 40%
               Three Years               60%
               Four Years                80%
               Five or More Years       100%



A MiniData Participant's 'Years of Service' are the number of years of service he or she had completed as of December 31, 1995 under the MiniData Plan and either (1) his or her years of Vesting Service under the Plan after December 31, 1995 or (2) the number of Plan Years after December 31, 1995 during each of which he or she completed at least 1000 Hours of Service, whichever is greater."

4.   A new Section 4.3 is added to Exhibit D which reads as follows:

     "4.3 Hour of  Service.    (A)    Subject  to  the  remaining
subsections of this section, for purposes of this exhibit the term 'Hour of Service,' with respect to a MiniData Participant includes and is limited to -

     (1) each hour for which the MiniData Participant is paid, or entitled to payment, for the performance of duties for an Affiliated Organization;

     (2) each hour for which the MiniData Participant is paid, or entitled to payment, by an Affiliated Organization for an authorized absence, such as holiday, personal days off, sick leave, short-term disability, funeral leave, jury duty and reserve United States Armed Forces duty;

     (3) Each hour that the MiniData Participant was absent without pay due to:

          (a) military or jury service which is required by applicable law to be treated as an authorized leave, or any other absence required by applicable law or contractual undertaking to be treated as an authorized leave;

          (b) a leave of absence authorized for medical reasons, public service, social service or educational purposes, which leaves shall be granted under rules applied uniformly to all Employees;

          (c) any other leave of absence authorized by an Affiliated Organization, all of which leaves of absence are defined as 'personal leaves' and which leaves will be granted under rules applied uniformly to all Employees;

          (d) a layoff, but only to the extent it does not exceed six months' duration;

          (e) a leave of absence granted under the terms of an Affiliated Organization's Time Off Without Pay Program, but only to the extent it does not exceed 12 months' duration;

in which case the number of hours for which a MiniData Participant receives credit will be equal to that number of Hours of Service per day which he or she would normally have been scheduled to complete during such absence, or eight hours per day, whichever is less; and

     (4) each hour for which backpay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Organization; provided, that Hours of Service taken into account under clause (1), (2) or (3) will not also be taken into account under this clause (4).

     (B) For purposes of applying clauses (1) and (4) of Subsection (A), hours for which a MiniData Participant is entitled to overtime premium pay will be taken into account only to the extent the MiniData Participant actually performs services or to which a backpay award pertains and will not include any hours attributable to the premium pay itself.

     (C) For purposes of applying clause (2) of Subsection (A), the MiniData Participant will be credited with Hours of Service during such absence at the same rate at which he or she was credited under clause (1) of Subsection (A) immediately prior to the commencement of such absence.

     (D) A MiniData Participant will be credited with 190 Hours of Service for each calendar month during which he or she completes at least one Hour of Service.

     (E)  Notwithstanding  the  foregoing   provisions  of   this
section, the number of Hours of Service that a MiniData Participant completes (1) while, although not employed with an Affiliated Organization, he or she is considered to be a 'leased employee' of an Affiliated Organization or of a 'related person' (within the meaning of Code sections 414(n)(2) and 144(a)(3), respectively) or (2) with any other organization to the extent such Hours of Service are required to be taken into account pursuant to Treasury Regulations under Code section 414(o), in each case determined in the manner specified in Subsections (A) through (D), will also be taken into account."

5.   Section 4.1(D) of Exhibit F is amended to read as follows:

     "(D) An STS Participant whose employment terminates on or after the date of the Merger but before his or her Normal Retirement Date other than by reason of death or becoming Disabled will acquire a vested nonforfeitable interest in his or her STS Employer Contribution Account to the extent provided in the following schedule:

                                       Vested
               Years of Service       Interest

               Less Than Two Years        0%
               Two Years                 40%
               Three Years               60%
               Four Years                80%
               Five or More Years       100%




An STS Participant's 'Years of Service' are the number of years of service he or she had completed as of December 31, 1995 under the STS Plan and either (1) his or her years of Vesting Service under the Plan after December 31, 1995 or (2) the number of Plan Years after December 31, 1995 during each of which he or she completed at least 1000 Hours of Service, whichever is greater."

6.   A new Section 4.3 is added to Exhibit F which reads as follows:

     "4.3 Hour of  Service.    (A)    Subject  to  the  remaining
subsections of this section, for purposes of this exhibit the term 'Hour of Service,' with respect to an STS Participant includes and is limited to -

     (1) each hour for which the STS Participant is paid, or entitled to payment, for the performance of duties for an Affiliated Organization;

     (2) each hour for which the STS Participant is paid, or entitled to payment, by an Affiliated Organization for an authorized absence, such as holiday, personal days off, sick leave, short-term disability, funeral leave, jury duty and reserve United States Armed Forces duty;

     (3) Each hour that the STS Participant was absent without pay due to:

          (a) military or jury service which is required by applicable law to be treated as an authorized leave, or any other absence required by applicable law or contractual undertaking to be treated as an authorized leave;

          (b) a leave of absence authorized for medical reasons, public service, social service or educational purposes, which leaves shall be granted under rules applied uniformly to all Employees;

          (c) any other leave of absence authorized by an Affiliated Organization, all of which leaves of absence are defined as 'personal leaves' and which leaves will be granted under rules applied uniformly to all Employees;

          (d) a layoff, but only to the extent it does not exceed six months' duration;

          (e) a leave of absence granted under the terms of an Affiliated Organization's Time Off Without Pay Program, but only to the extent it does not exceed 12 months' duration;

     in which case the number of hours for which an STS Participant receives credit will be equal to that number of Hours of Service per day which he or she would normally have been scheduled to complete during such absence, or eight hours per day, whichever is less; and

     (4) each hour for which backpay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Organization; provided, that Hours of Service taken into account under clause (1), (2) or (3) will not also be taken into account under this clause (4).

     (B) For purposes of applying clauses (1) and (4) of Subsection (A), hours for which an STS Participant is entitled to overtime premium pay will be taken into account only to the extent the STS Participant actually performs services or to which a backpay award pertains and will not include any hours attributable to the premium pay itself.

     (C) For purposes of applying clause (2) of Subsection (A), the STS Participant will be credited with Hours of Service during such absence at the same rate at which he or she was credited under clause (1) of Subsection (A) immediately prior to the commencement of such absence.

     (D)  An STS Participant will be  credited with 190 Hours  of
Service for each calendar month during which he or she completes at least one Hour of Service.

     (E) Notwithstanding the foregoing provisions of this section, the number of Hours of Service that an STS Participant completes (1) while, although not employed with an Affiliated Organization, he or she is considered to be a 'leased employee' of an Affiliated Organization or of a 'related person' (within the meaning of Code sections 414(n)(2) and 144(a)(3), respectively) or (2) with any other organization to the extent such Hours of Service are required to be taken into account pursuant to Treasury Regulations under Code section 414(o), in each case determined in the manner specified in Subsections (A) through (D), will also be taken into account."

7.  The Plan is amended by adding a new Exhibit G in the form attached hereto.

The amendment set forth at items 1 and 2 above are effective with respect to any distributions or forfeitures pursuant to Section 9.6(C)(3) of the Plan made on or after January 1, 1996; the amendments set forth at items 3 and 4 above are effective as of May 31, 1986; the amendments set forth at items 5 and 6 above are effective as of December 31, 1995; and the amendment set forth at item 7 above is effective as of October 1, 1996.

IN WITNESS WHEREOF, the undersigned has caused this instrument to
be executed  by its  duly authorized  officers this      day  of
October, 1996.
                                   CERIDIAN CORPORATION
Attest                             By
      Secretary                      Vice President

                            EXHIBIT G
     Special Rules Applicable to Certain Former Participants in the EAS Technologies, Inc. 401(k) Retirement Savings Plan


This exhibit sets forth special rules applicable to Participants whose account balances under the EAS Technologies, Inc. 401(k) Retirement Savings Plan (the "EAS Plan") were transferred to the Trust in connection with the merger of the EAS Plan with and into the Plan effective as of October 1, 1996 (the "Merger"). For purposes of this exhibit, such a Participant is referred to as an "EAS Participant."

1.   Accounts.   For each EAS Participant, the following Accounts
will be established and maintained:

     (a) An EAS Pre-Tax Account to evidence the balance of his or her elective contribution account, if any, under the EAS Plan transferred to the Trust in connection with the Merger;

     (b) An EAS Employer Contribution Account to evidence the balance of his or her matching account, if any, under the EAS
Plan transferred to the Trust in connection with the Merger; and

     (c) An EAS Rollover Account to evidence the balance of his or her rollover account, if any, under the EAS Plan transferred to the Trust in connection with the Merger.
Such Accounts are sometimes collectively referred to in this exhibit as "EAS Accounts."

2. In-Service Withdrawals. (A) An EAS Participant who is an Employee may make hardship withdrawals in accordance with the provisions of Section 6.1 of the Plan from the portion of his or her EAS Pre-Tax Account consisting of elective deferrals to his or her elective contribution account under the EAS Plan and from his or her EAS Rollover Account.

     (B) An EAS Participant who is an Employee may make withdrawals from his or her EAS Pre-Tax Account, and his or her EAS Employer Contribution Account if it is 100 percent vested at the time of the withdrawal, in accordance with the provisions of
Section 6.2 of the Plan.

     (C) All withdrawals from EAS Accounts pursuant to this section are subject to the provisions of Section 6.4 of the Plan. In addition, no withdrawal may be made from any EAS Account unless, during the 90-day period ending on the date of the withdrawal, the EAS Participant's spouse consents to the withdrawal.

3. Loans. An EAS Participant may borrow funds from his or her EAS Pre-Tax Account and EAS Rollover Account in accordance with
Section 6.5 of the Plan. No loan will be made to an EAS Participant from an EAS Pre-Tax Account or EAS Rollover Account unless, during the 90-day period ending on the date of the loan, the EAS Participant's spouse consents to the loan.

4.   Vesting and Forfeitures.

     4.1 Vesting. (D) Each EAS Participant at all times has a fully vested nonforfeitable interest in his or her EAS Pre-Tax
Account and EAS Rollover Account.

     (E)  An  EAS  Participant  will   acquire  a  fully   vested
nonforfeitable interest in his  or her EAS Employer  Contribution
Account upon attaining his or her Normal Retirement Date while he or she is an Employee.

     (F)  An  EAS  Participant  will   acquire  a  fully   vested
nonforfeitable interest in his  or her EAS Employer  Contribution
Account if he or she dies or becomes Disabled while he or she is an Employee.

     (G) An EAS Participant whose employment terminates on or after the date of the Merger but before his or her Normal Retirement Date other than by reason of his or her death or becoming Disabled will acquire a vested nonforfeitable interest in his or her EAS Employer Contribution Account to the extent provided in the following schedule:


                                       Vested
               Years of Service       Interest
               Less Than Two Years        0%
               Two Years                 40%
               Three Years               60%
               Four Years                80%
               Five or More Years       100%


An EAS Participant's "Years of Service" are the number of years of service he or she had completed as of December 31, 1995 under the EAS Plan and either (1) his or her years of Vesting Service under the Plan after December 31, 1995 or (2) the number of Plan Years after December 31, 1995 during each of which he or she completed at least 1000 Hours of Service, whichever is greater.

     (H)  In no case will an EAS Participant's vested interest in his or her EAS Employer Contribution Account be less than his  or her vested interest immediately prior to the Merger in his or her matching account under the EAS Plan
 .
     4.2  Forfeitures.

     (A) If an EAS Participant terminates employment on or after the date of the Merger with less than a fully vested interest in his or her EAS Employer Contribution Account balance, the provisions of Sections 7.2, 7.3 and 7.4 of the Plan will apply to such Account.

     (B) If an EAS Participant terminated employment before the date of the Merger with less than a fully vested interest in his or her matching account under the EAS Plan and the nonvested portion of such account was not forfeited before the date of the Merger, the provisions of Section 7.2, 7.3 and 7.4 of the Plan will apply to his or her EAS Employer Contribution Account;

provided, that if such an EAS Participant terminated employment and received a distribution of all or any portion of the vested balance of his or her matching account under the EAS Plan before the date of the Merger and the nonvested portion of such account would have been forfeited as of December 31, 1996 pursuant to the EAS Plan, such nonvested portion will be forfeited as of the date of the Merger.

     (C) If a former participant in the EAS Plan who terminated employment before the date of the Merger with less than a fully vested interest in the balance of his or her matching account under the EAS Plan becomes a Qualified Employee before experiencing a Break in Service of five full years, the forfeited portion of such account will be restored in accordance with
Section 7.2(B) of the Plan. The restoration will be made to the EAS Participant's EAS Employer Contribution Account and his or her vested interest in such EAS Employer Contribution Account will be determined in accordance with Section 4.1 of this exhibit subject to appropriate adjustment in accordance with Section 7.3(B) of the Plan.

     4.3  Hour of  Service.    (A)    Subject  to  the  remaining
subsections of this section, for purposes of this exhibit the term "Hour of Service," with respect to an EAS Participant includes and is limited to -

     (1) each hour for which the EAS Participant is paid, or entitled to payment, for the performance of duties for an Affiliated Organization;

     (2) each hour for which the EAS Participant is paid, or entitled to payment, by an Affiliated Organization for an authorized absence, such as holiday, personal days off, sick leave, short-term disability, funeral leave, jury duty and reserve United States Armed Forces duty;

     (3) Each hour that the EAS Participant was absent without pay due to:

          (a) military or jury service which is required by applicable law to be treated as an authorized leave, or any other absence required by applicable law or contractual undertaking to be treated as an authorized leave;

          (b) a leave of absence authorized for medical reasons, public service, social service or educational purposes, which leaves shall be granted under rules applied uniformly to all Employees;

          (c) any other leave of absence authorized by an Affiliated Organization, all of which leaves of absence are defined as "personal leaves" and which leaves will be granted under rules applied uniformly to all Employees;

          (d) a layoff, but only to the extent it does not exceed six months' duration;

          (e) a leave of absence granted under the terms of an Affiliated Organization's Time Off Without Pay Program, but only to the extent it does not exceed 12 months' duration;

     in which case the number of hours for which an EAS Participant receives credit will be equal to that number of Hours of Service per day which he or she would normally have been scheduled to complete during such absence, or eight hours per day, whichever is less; and

     (4) each hour for which backpay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Organization; provided, that Hours of Service taken into account under clause (1), (2) or (3) will not also be taken into account under this clause (4).

     (B) For purposes of applying clauses (1) and (4) of Subsection (A), hours for which an EAS Participant is entitled to overtime premium pay will be taken into account only to the extent the EAS Participant actually performs services or to which a backpay award pertains and will not include any hours attributable to the premium pay itself.

     (C) For purposes of applying clause (2) of Subsection (A), the EAS Participant will be credited with Hours of Service during such absence at the same rate at which he or she was credited under clause (1) of Subsection (A) immediately prior to the commencement of such absence.

     (D)  An EAS Participant will be  credited with 190 Hours  of
Service for each calendar month during which he or she completes at least one Hour of Service.

     (E) Notwithstanding the foregoing provisions of this section, the number of Hours of Service that an EAS Participant completes (1) while, although not employed with an Affiliated Organization, he or she is considered to be a "leased employee" of an Affiliated Organization or of a "related person" (within the meaning of Code sections 414(n)(2) and 144(a)(3), respectively) or (2) with any other organization to the extent such Hours of Service are required to be taken into account pursuant to Treasury Regulations under Code section 414(o), in each case determined in the manner specified in Subsections (A) through (D), will also be taken into account.

5. Time and Form of Distribution. (A) Following an EAS Participant's termination of employment or earlier attainment of age 70-1/2, the Trustee will distribute to the EAS Participant or, if the EAS Participant has died, to his or her Beneficiary, the aggregate vested balance of the Participant's EAS Accounts. Subject to the remaining subsections of this section and Section
8.8 of the Plan, distribution of an EAS Participant's EAS Accounts will be made in accordance with the following provisions

          (1) If the aggregate vested balance of the EAS Participant's EAS and other Accounts at the time of the distribution is not more than $3500, distribution to the EAS Participant of the vested balance of his or her EAS Accounts, or distribution of such vested EAS Account balances to the EAS Participant's Beneficiary in the case of his or her death, will be made in accordance with Section 8.1(A)(1) of the Plan. This clause will not apply, however, if the aggregate vested balance of the EAS Participant's EAS and other Accounts exceeded $3500 at the time of any previous distribution to the Participant.

          (2) If clause (1) does not apply and the aggregate vested balance of the EAS Participant's EAS Accounts at the time of the distribution is not more than $3500, distribution will be made in accordance with Section 8.1(A)(1) of the Plan.

          (3) If clauses (1) and (2) do not apply, distribution to the EAS Participant will be made in the form determined pursuant to Subsection (B). The distribution will be made or commence as soon as administratively practicable after the Administrator's receipt from the EAS Participant of a complete and accurate written distribution request on a form provided by the Administrator; provided, that the distribution must be made or commence not later than the date specified in Section 8.1 (B) of the Plan.

          (4) Subject to clause (1) above and Subsection (B)(3), any distribution to the EAS Participant's Beneficiary will be made in the form elected by the Beneficiary pursuant to Subsection (D). The distribution will be made or commence as soon as administratively practicable after the Administrator's receipt from the Beneficiary of a complete and accurate written distribution request on a form provided by the Administrator and in no case later than the latest date required pursuant to Subsection (D).

          (5) All distributions will be made by delivery of an annuity contract or in the case of lump sum by delivery of a check drawn on the Trust.

          (6) The value of an EAS Participant's EAS Accounts will be determined in accordance with Section 8.1 of the Plan.

          (7) Any annuity contract distributed pursuant to this section will be a single premium, nonparticipating, nontransferable, noncancellable, nonsurrenderable immediate annuity contract that complies with all applicable requirements of the Plan. Distribution of any annuity contract pursuant to the provisions of this exhibit satisfies in full any claims that the EAS Participant or his or her spouse or Beneficiary may have under the Plan, and neither any Affiliated Organization, the Trustee nor the Administrator is responsible to any extent with respect to any payments to which the EAS Participant or his or her spouse or Beneficiary may be entitled under such annuity contract.

     (B)  (1)  Unless an EAS Participant described in  Subsection
(A)(3) otherwise elects in accordance with the provisions of clause (2), the Trustee will, with the vested balance of the EAS Participant's EAS Accounts, purchase and distribute to the EAS Participant an annuity contract that provides for payments for the life of the EAS Participant if the EAS Participant is not married on his or her "annuity starting date," within the meaning of Code section 417(f)(2), or, if the EAS Participant is then married, for payments for the life of the Participant, with not less than 50 percent and not more than 100 percent of the amount of such payments, as elected by the EAS Participant, continuing after the EAS Participant's death for the life of the spouse to whom he or she is married on his or her annuity starting date; provided, first, that each qualified joint and survivor option payable under such annuity contract will be actuarially equivalent to each other option based upon reasonable actuarial assumptions specified in the contract; and, second, that if the EAS Participant does not otherwise elect, the benefit payable under the annuity contract with respect to a married Participant will be payments for his or her life with 50 percent of the



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


amount of such payment continuing thereafter for the life of the spouse to whom he or she is married on his or her annuity starting date.

          (2) An EAS Participant whose benefit would otherwise be paid in the form of an annuity contract described in clause (1) may elect to instead receive a lump sum payment, or an annuity contract providing for payments in another form in accordance with Subsection (C). The EAS Participant's election must be in writing, in form prescribed by the Administrator; must be made within the 90-day period ending on the EAS Participant's annuity starting date; may be revoked and a new election made any number of times during the election period; and will not be effective unless the EAS Participant's spouse consents to the election.

          (3) If an EAS Participant dies prior to his or her annuity starting date and is married on the date of his or her death, the Administrator will, with the vested balance of the EAS Participant's EAS Accounts, purchase and distribute to the EAS Participant's surviving spouse a nontransferable annuity contract that provides payments to the surviving spouse for life, commencing at such time not later than the date on which the EAS Participant would have attained age 70-1/2 as such spouse elects; provided, that this clause (3) will not apply if -

               (a) the EAS Participant's spouse elects, in a written, signed statement delivered to the Administrator prior to the purchase of the annuity contract, to receive the balance of the EAS Participant's EAS Accounts in a lump sum payment or an annuity contract providing for payments in another form in accordance with the provisions of Subsection (D), or

               (b) the EAS Participant elected, by a signed written statement delivered to the Administrator within the period commencing on the first day of the Plan Year in which he or she attained age 35 and ending on the date of his or her death, to waive the provisions of this clause (3), and the EAS Participant's spouse consented to such election; provided that an EAS Participant may, at any time and any number of times, by signed written notice delivered to the Administrator during the EAS Participant's lifetime, revoke any election made under this clause (b), and may make a new election following any such revocation.

          (4) The provisions of this Subsection (B) apply notwithstanding and supersede any designation by a married EAS Participant of any primary Beneficiary other than his or her spouse which designation is not made either in conjunction with an election pursuant to clause (2) or
     (3)(b) of this Subsection (B), as the case may be, or thereafter with the spouse's consent.

     (C) If an EAS Participant described in Subsection (A)(3) elects pursuant to Subsection (B)(2) to receive his or her distribution in the form of an annuity contract providing for payments in a form other than that described in Subsection
(B)(1), the  Trustee will,  with the  vested balance  of the  EAS
Participant's EAS Accounts purchase and distribute to the EAS Participant an annuity contract pursuant to which payments are made for (1) the life of the EAS Participant, (2) the life of the



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


EAS Participant with not less than 50 percent and not more than 100 percent of the amount of such payments, as elected by the EAS Participant, continuing after the EAS Participant's death for the life of his or her Beneficiary, (3) 15 years certain and thereafter for the life of the EAS Participant or the joint lives of the EAS Participant and his or her Beneficiary or (4) over a period certain not exceeding the Participant's life expectancy or the life expectancy of the Participant and his or her Beneficiary calculated in either case based on the attained age of the Participant or Participant and Beneficiary, as the case may be, in the calendar year during which the distribution begins in accordance with Table V or VI of Treasury Regulation section 1.72-9, as the case may be, with no subsequent recalculation and, if the Participant's Beneficiary is not his or her spouse, in accordance with the appropriate factor set forth in Treasury Regulation section 1.401(a)(9)-2, if applicable.

     (D) Subject to Subsections (A)(1) and (B), if an EAS Participant dies before receiving the full amount of his or her vested EAS Account balances, the remaining vested amount will be distributed to the EAS Participant's Beneficiary at such time or times and in such manner as the Beneficiary elects, subject, however to the following rules:

          (1) If the EAS Participant dies after April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, distribution will be made to the Beneficiary at a rate that would result in the benefit being distributed at least as rapidly as if distribution were made at the same rate as was in effect immediately prior to the EAS Participant's death;

          (2)  If the EAS Participant dies before April 1 of  the
     calendar year following the calendar year during which he or
     she  attains   age  70-1/2,   distribution  will,   at   the
     Beneficiary's election, be made -

               (a)  in  a  lump   sum  payment   no  later   than
          December 31 of the calendar year which contains the fifth anniversary of the date of the EAS Participant's death,

               (b)  in the form of  an annuity contract  pursuant
          to which payments commence no later than December 31 of the calendar year immediately following the calendar year in which the EAS Participant died (unless the Beneficiary is the EAS Participant's spouse, in which case payments must begin no later than such date specified above or December 31 of the calendar year in which the EAS Participant would have attained age 70-1/2 if he or she had lived), and are paid over a period not exceeding the Beneficiary's remaining life expectancy, (as determined on the basis of the Beneficiary's age as of the date on which payments are required to commence under this clause (2)) or any shorter period as the Beneficiary may thereafter elect in accordance with Plan Rules.

     A Beneficiary's election with respect to the time and manner in which any amount remaining at the EAS Participant's death will be distributed must be made no later than the earlier of the dates set forth in clause 2(a) and (b) above, and is irrevocable following such date. If the Beneficiary fails to make an election under clause (2), distribution will be



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


     made in the manner set forth at clause (2)(a). If the EAS Participant's spouse is the Beneficiary and dies after the EAS Participant's death but before distributions to such spouse have commenced, the foregoing rules will be applied as if the surviving spouse were the EAS Participant, including the substitution of the surviving spouse's date of death for the EAS Participant's date of death; provided, that the alternative commencement date in clause (2)(b) relating to the date on which the EAS Participant would have attained age 70-1/2 had he or she lived will not be available.

     (E) Notwithstanding any other provision of this exhibit to the contrary, distributions (including payments made under an annuity contract) will be made in accordance with regulations issued under Code section 401(a)(9), including Treasury Regulation section 1.401(a)(9)-2, and any provisions of the Plan reflecting Code section 401(a)(9) takes precedence over any distribution options in this exhibit that are inconsistent with Code section 401(a)(9).

6. Prior Actions. Elections, designations, waivers, consents and similar actions made pursuant to the EAS Plan prior to the Merger and in effect as of the date of the Merger will remain in effect for purposes of the Plan until revoked or withdrawn or otherwise made void pursuant to the terms of the Plan.



                                G-8